   As filed with the Securities and Exchange Commission on October 24, 2001
                                                           Registration No. 333-
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                _______________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                                _______________
                               STONERIDGE, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                          Ohio                                                         34-1598949
(State or Other Jurisdiction of Incorporation or Organization)             (I.R.S. Employer Identification No.)

              9400 East Market Street                                 44484
     (Address of Principal Executive Offices)                       (Zip Code)
                                _______________

                               STONERIDGE, INC.
                           LONG-TERM INCENTIVE PLAN
                           (Full Title of the Plan)
                                _______________
                               CLOYD J. ABRUZZO
                            9400 East Market Street
                              Warren, Ohio 44484
                    (Name and Address of Agent for Service)

                                (330) 856-2443
         (Telephone Number, Including Area Code, of Agent for Service)
                                _______________

                        CALCULATION OF REGISTRATION FEE

========================================================================================================
Title of               Amount             Proposed              Proposed             Amount of
Securities To          To Be              Maximum Offering      Maximum Aggregate    Registration Fee
Be Registered          Registered         Price Per Share       Offering Price
--------------------------------------------------------------------------------------------------------
Common Shares,        (1) 1,500,000       $7.68 (2)             $11,520,000          $2,880
without par value
=======================================================================================================

(1) Also includes an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the Plans.
(2) Estimated in accordance with Rule 457 solely for the purpose of determining the registration fee. The fee is based on $7.68, the average of the high and low sale prices on October 19, 2001, of the Registrant's Common Shares as reported on the New York Stock Exchange.

Statement Regarding Registration of Additional Securities
Pursuant to General Instruction E

     This registration statement is being filed to register an additional 1,500,000 Common Shares for issuance under the Company's Long-Term Incentive Plan (the "LTIP"). The issuance of the additional shares under the LTIP was approved by the Company's board of directors on February 9, 2001 and by the Company's shareholders at the annual meeting of shareholders held on May 7, 2001. This registration statement incorporates by reference the contents of the Company's Form S-8 registration statement filed on November 17, 1999 (Registration No. 333-91175).

Item 8.        Exhibits.

Exhibit Number                     Description of Exhibit
--------------                     ----------------------

3.1                                Second Amended and Restated Articles of
                                   Incorporation of Stoneridge, Inc./(1)/

3.2                                Amended and Restated Code of Regulations of
                                   Stoneridge, Inc./(1)/

10.1                               Stoneridge, Inc. Long-Term Incentive
                                   Plan/(2/)

5 Opinion of Baker & Hostetler LLP as to legality of the Common Shares being registered

23.1                               Consent of Arthur Andersen LLP

23.2 Consent of Baker & Hostetler LLP (included in Opinion filed as Exhibit 5 hereto)

24                                 Powers of Attorney (included at page II-2)

-----------------

(1) Incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

(2) Incorporated by reference from Amendment No. 3 to the Registrant's registration statement on Form S-1 (Registration No. 333-33285) filed on October 8, 1997.

                                  SIGNATURES

          The Registrant.  Pursuant to the requirements of the Securities Act of
          --------------
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, State of Ohio, on this 24th day of October, 2001.

                                          STONERIDGE, INC.

                                     By:  /s/ Cloyd J. Abruzzo
                                          --------------------------------------
                                          Cloyd J. Abruzzo
                                          President and Chief Executive Officer

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Cloyd J. Abruzzo, Kevin P. Bagby and Avery S. Cohen, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement, and to file the same with all exhibits hereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on October 24, 2001 by the following persons in the capacities indicated below.

  Signature                                        Title
  ---------                                        -----

/s/ Cloyd J. Abruzzo                    Director, President
---------------------------             and Chief Executive Officer
       Cloyd J. Abruzzo                 (Principal Executive Officer)


/s/ Kevin P. Bagby                      Vice President-Finance and Chief
---------------------------             Financial Officer (Principal Accounting
       Kevin P. Bagby                   Officer)



/s/ Avery S. Cohen                      Director
---------------------------
       Avery S. Cohen



/s/ Richard E. Cheney                   Director
---------------------------
       Richard E. Cheney

/s/ D.M. Draime                         Director
---------------------------
       D.M. Draime



/s/ Sheldon J. Epstein                  Director
---------------------------
       Sheldon J. Epstein



/s/ C.J. Hire                           Director
---------------------------
       C.J. Hire



/s/ Richard G. LeFauve                  Director
---------------------------
       Richard G. LeFauve



/s/ Earl L. Linehan                     Director
---------------------------
       Earl L. Linehan

                                    EXHIBIT INDEX
                                    -------------

Exhibit Number                    Description of Exhibit
--------------                    ----------------------

3.1                               Second Amended and Restated Articles of
                                  Incorporation of Stoneridge, Inc./(1)/

3.2                               Amended and Restated Code of Regulations of
                                  Stoneridge, Inc./(1)/

10.1                              Stoneridge, Inc. Long-Term Incentive Plan/(2)/

5 Opinion of Baker & Hostetler LLP as to legality of the Common Shares being registered

23.1                              Consent of Arthur Andersen LLP

23.2 Consent of Baker & Hostetler LLP (included in Opinion filed as Exhibit 5 hereto)

24                                Powers of Attorney (included at page II-2)

-------------------

/(1)/ Incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

/(2)/ Incorporated by reference from Amendment No. 3 to the Registrant's registration statement on Form S-1 (Registration No. 333-33285) filed on October 8, 1997.